Exhibit 99.2

Supplemental Financial & Operating Information

Quarter Ended - September 30, 2016

Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT), headquartered in Mill Valley, CA, is primarily engaged in the acquisition and leasing of restaurant properties. FCPT seeks to grow its portfolio by acquiring additional real estate to lease, on a triple net basis, for use in the restaurant and related food services industry. As of September 30, 2016, FCPT’s leased portfolio consists of 434 restaurant properties located in 44 states. The properties are 100% occupied under long-term, triple net leases with a weighted average remaining lease term of approximately 13.8 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x.

Table of Contents

Non-GAAP Definitions	3

Consolidated Balance Sheets	5

Consolidated Statements of Operations	6

FFO and AFFO Statement	7

Leased Portfolio Summary	8

Diversification by State	9

Lease Expirations	10

Non-GAAP Definitions and Cautionary Note Regarding Forward-Looking Statements:

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.	Transaction costs incurred in connection with the acquisition of real estate investments

2.	Non-cash stock-based compensation expense

3.	Amortization of deferred financing costs

4.	Other non-cash interest expense

5.	Non-real estate depreciation

6.	Merger, restructuring and other related costs

7.	Impairment charges

8.	Amortization of capitalized leasing costs

9.	Straight-line rent revenue adjustment

10.	Amortization of above and below market leases

11.	Debt extinguishment gains and losses

12.	Recurring capital expenditures and tenant improvements

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

EBITDAR represents earnings before interest, taxes, depreciation, amortization and rent. Calculated as EBITDA plus rental expense.

EBITDAR to Lease Rent coverage is calculated by dividing our reporting tenants’ trailing 12-month EBITDAR by annual contractual rent.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016.

Consolidating Balance Sheet

September, 30 2016

(Unaudited)

(In thousands, except shares and per share data)

	Real Estate Operations	Restaurant Operations	Elimination	Consolidated FCPT
ASSETS
Real estate investments:
Land	$402,184	$3,061	$—	$405,245
Buildings, equipment and improvements	988,858	13,535	—	1,002,393

Total real estate investments	1,391,042	16,596	—	1,407,638
Less: accumulated depreciation	(577,116)	(5,754)	—	(582,870)

Total real estate investments, net	813,926	10,842	—	824,768
Real estate held for sale	12,318	—	—	12,318
Cash and cash equivalents	15,804	3,066	—	18,870
Deferred rent	9,299	—	—	9,299
Other assets	765	365	—	1,130
Investment in subsidiary	10,953	—	(10,953)	—
Intercompany receivable	1,872	—	(1,872)	—

Total Assets	$864,937	$14,273	$(12,825)	$866,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs	$393,496	$—	$—	$393,496
Derivative liabilities	6,594	—	—	6,594
Deferred rental revenue	7,885	—	—	7,885
Deferred tax liability	196	—	—	196
Dividends payable	14,510	—	—	14,510
Other liabilities	2,532	1,808	—	4,340
Intercompany payable	—	1,872	(1,872)	—

Total liabilities	425,213	3,680	(1,872)	427,021

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	6	—	—	6
Additional paid-in capital	437,838	10,953	(10,953)	437,838
Retained earnings	8,338	(360)	—	7,978
Accumulated other comprehensive loss	(6,458)	—	—	(6,458)

Total stockholders’ equity	439,724	10,593	(10,953)	439,364

Total Liabilities and Stockholders’ Equity	$864,937	$14,273	$(12,825)	$866,385

Consolidated and Combined Statements of Operations

Three Months and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015		2016	2015
Revenues:
Rental income	$26,373	$—		$78,836	$—
Restaurant revenues	4,443	4,413		14,003	13,927

Total revenues	30,816	4,413		92,839	13,927
Operating expenses:
General and administrative	2,608	—		8,434	—
Depreciation and amortization	5,059	208		15,347	605
Restaurant expenses	4,308	4,088		13,600	12,936
Interest expense	3,549	—		11,588	—

Total operating expenses	15,524	4,296		48,969	13,541

Income before provision for income taxes	15,292	117		43,870	386
(Provision for) benefit from income taxes	(52)	(6)		80,455	5

Net Income	$15,240	$111		$124,325	$391

Basic net income per share	$0.25	N/A	(1)	$2.22	N/A	(1)
Diluted net income per share	$0.25	N/A	(1)	$2.09	N/A	(1)
Regular dividends declared per common share	$0.2425	N/A	(1)	$0.7275	N/A	(1)
Weighted-average shares outstanding:
Basic	59,832,824	N/A	(1)	56,026,594	N/A	(1)
Diluted	59,863,109	N/A	(1)	59,469,008	N/A	(1)

(1)	Due to the material change in the Company’s operations as a result of our formation transaction in November 2015, management does not consider presentation of income per share for the pre-formation period to be meaningful.

FFO and AFFO Statement

Three Months and Nine Months Ended September 30, 2016

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Funds from operations (FFO):
Net income attributable to stockholders in accordance with GAAP	$15,240	$124,325
Depreciation and amortization	5,059	15,347
Deferred tax benefit from REIT election	—	(80,410)

FFO (as defined by NAREIT)	$20,299	$59,262

Non-cash stock-based compensation	412	1,158
Non-cash amortization of deferred financing costs	398	1,194
Other non-cash interest (income) expense	(296)	139
Straight-line rent	(2,609)	(7,799)

Adjusted funds from operations (AFFO)	$18,204	$53,954

Fully diluted shares outstanding	59,863,109	59,469,008
FFO per diluted share	$0.34	$1.00
AFFO per diluted share	$0.30	$0.91

Leased Portfolio Summary

Third Quarter 2016	Properties	Number of Four Corners Properties	Total Square Feet (000s)	Annual Cash Base Rent ($000s)	Percentage of Total Annualized Base Rent	Avg. Rent Per Square Foot ($)	EBITDAR Coverage(1)	Lease Term Before Renewals (Yrs)(2)
Existing properties
	Olive Garden	300	2,565	$70,144	73.1%	$27	4.5x	14.1
	LongHorn Steakhouse	104	579	18,757	19.5%	32	3.3x	12.9
	Other Brands	14	143	5,488	5.7%	38	3.4x	12.4
Properties acquired in Q3 2016(3)
	5 Transactions	16	54	1,558	1.6%	29	2.7x	16.1
Properties sold by location
	No sales in Q3 2016	—	—	—	—	—	—	—

Lease terminations by location
	No terminations in Q3 2016	—	—	—	—	—	—	—

	Total/Weighted Avg.	434	3,341	$95,947	100.0%	$29	4.2x	13.8

(1)	EBITDAR Coverage is calculated by dividing our tenants estimated trailing 12-month EBITDAR by annual contractual cash rent paid to FCPT. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization, and rent. EBITDAR is derived from the most recent data from tenants who disclose this information, representing approximately 100% of our run-rate rental income. FCPT does not independently verify financial information provided by its tenants.
(2)	Lease term weighted by cash base rent.
(3)	FCPT acquired 16 properties in Q3 2016 consisting of the following brands: Pizza Hut (6), KFC (4), Buffalo Wild Wings (3), Arby’s (2), and Wendy’s (1).

Leased Portfolio Diversification by State

State	# of Properties	% of Annual Base Rent
FL	46	13.4%
TX	43	11.1%
GA	40	8.2%
OH	32	6.6%
MI	20	3.7%
TN	14	2.9%
IN	16	2.8%
PA	13	3.1%
NC	14	2.9%
VA	12	2.4%
IL	16	2.7%
CA	10	3.3%
MD	10	2.3%
AL	9	1.8%
IA	10	2.0%
KY	9	2.0%
NY	9	2.3%
AZ	8	1.9%
MN	8	1.8%
SC	8	1.9%
WI	8	1.8%
AR	7	1.4%
CO	6	1.5%
LA	6	1.3%
MO	6	1.1%
MS	6	1.2%
NV	6	1.9%
OK	6	1.4%
KS	5	1.3%
WV	5	1.3%
14 states	26	6.7%

Total	434	100.0%

Lease Expirations

Leases Expiring In	Number of Properties	Expiring Base Annual Rent ($ in thousands)	Total Square Footage (in thousands)	Percent of Total Expiring Annual Rent
2016	—	—	—	—
2017	—	—	—	—
2018	—	—	—	—
2019	—	—	—	—
2020	—	—	—	—
2021	—	—	—	—
2022	—	—	—	—
2023	—	—	—	—
2024	—	—	—	—
2025	—	—	—	—
2026	1	$137	4	0.1%
2027	70	15,626	516	16.3%
2028	73	16,674	535	17.4%
2029	68	15,440	534	16.1%
2030	67	14,498	518	15.1%
2031	59	13,064	477	13.6%
2032	41	9,639	351	10.0%
2033	43	9,963	374	10.4%
2034	2	228	6	0.2%
2035	—	—	—	—
2036	10	678	27	0.8%
Vacant	—	—	—	—

Total	434	$95,947	3,341	100.0%